FOR IMMEDIATE RELEASE

Superior Drilling Products, Inc. First Quarter 2017 Revenue
More than Doubles to $3.4 million

Net loss improved by $1.9 million;
Adjusted EBITDA(1) improved by $1.5 million to 27% of revenue

VERNAL, UT, May 12, 2017 — Superior Drilling Products, Inc. (NYSE MKT: SDPI) (“SDP” or the “Company”), a designer and manufacturer of drilling tool technologies, today reported financial results for the first quarter ended March 31, 2017.

Troy Meier, Chairman and CEO, noted, “We demonstrated the strength of our operations and ability to efficiently meet measurably increased orders in the quarter. Our largest customer has been building their Drill-N-Ream® well bore conditioning tool inventory to address growing demand and to achieve their market share goals. Important highlights included:

●	We addressed the measurable increase in demand and demonstrated the significant leverage gained on that volume. Our DPM Optimization (Design, Programming, and Machining) contributed to this ability to ramp up as rapidly as we did.

●	The value of our Drill-N-Ream is being realized by a continually growing number of operators, with more beginning to use multiple tools of various sizes on a single well in their drilling processes. The tool improves penetration rates, helps rotary steerable systems around the curve and off bottom, reduces shock and vibrations thereby improving MWD (measurement-while-drilling) tool life.

●	We commercialized the Coiled Tubing Strider (CTS) that incorporates our patented
StriderTM oscillation system technology. While revenue was modest and costs are still high, market reception has been very positive.

●	Our review of market channel opportunities for the CTS is advancing as we also consider interim approaches to getting the tool to market.

●	We continue to advance the Open Hole Strider with innovative materials that can withstand abrasive drilling fluids. We expect to commercialize this tool later in 2017.

We are very encouraged with the reception of the technologies we have brought to market and believe, in time, there will be additional solutions we can develop to advance drilling efficiencies.”

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

First Quarter 2017 Financial Summary

($ in thousands,except per share amounts)

	Q1 2017	Q1 2016	Y/Y Change	Y/Y % Change	Q4 2016	Seq. Change	Seq. % Change
Tool sales/rental	$1,635	$902	$733	81.3%	$1,451	$184	12.6%
Other related tool revenue	635	52	583	1121.2%	342	293	85.4%
Tool Revenue	2,270	954	1,316	137.9%	1,794	476	26.5%
Contract Services	1,100	490	610	124.5%	539	561	104.1%
Total Revenue	$3,370	$1,444	$1,926	133.4%	$2,333	$1,037	44.4%
Operating loss	(247)	(2,101)	1,854	88.2%	(2,195)	1,948	88.7%
Net loss	$(386)	$(2,243)	1,857	82.8%	$(2,596)	2,210	85.1%
Diluted loss per share	$(0.02)	$(0.13)	$0.11	84.6%	$(0.11)	$0.09	81.8%

Compared with the prior-year period, revenue grew 133% to $3.4 million driven by the Company’s unique technologies and capabilities, as well as the Company being well positioned to take advantage of improving conditions in the oil & gas industry. Sequentially, revenue was up 44% over the trailing fourth quarter of 2016 as a result of continued increases in drilling activity and market share gains in the first quarter.

Tool revenue improved to $2.3 million, an increase of 138% over the prior-year period and 27% higher than the trailing fourth quarter. Tool sales/rental revenue was comprised primarily of tool sales, whereas in the first quarter of 2016 this revenue was from tool rentals. The Company changed its go-to-market and business strategy in May 2016. Higher tool revenue was the result of increased rig activity and growing market share. Combined, this drove tool sales, tool usage and repair activity.

Contract services were $1.1 million, up 125% over the prior-year period, outpacing a 34% increase in rig counts over the same period. When compared with the trailing fourth quarter, contract services revenue doubled while rig counts increased just 26%.

Net loss of $386 thousand improved 83% over the prior-year period. Higher revenue combined with the significant changes in the Company’s business model and the inherent operating leverage on higher volume led to stronger revenue conversion.

First Quarter 2017 Operational Review

($ in thousands)

	Q1 2017	Q1 2016	Y/Y Change	Y/Y % Change	Q4 2016	Seq. Change	Seq. % Change
Cost of revenue	$1,180	$1,021	$159	15.6%	$1,148	32	2.8%
As a percent of sales	35.0%	70.7%			49.2%
Selling, general & administrative	$1,498	$1,291	$207	16.0%	$1,627	(129)	(7.9)%
As a percent of sales	44.5%	89.4%			69.7%
Depreciation & amortization	$938	$1,234	$(296)	(24.0)%	$912	26	2.9%

Lower cost of revenue as a percentage of sales, with higher volume when compared with the prior-year period reflects several cost reduction efforts, the elimination of inventory stocking points and field representatives required for a rental tool business and improved productivity.

Higher selling, general and administrative expense (SG&A) was due to higher volume, stock compensation, and professional fees.

Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, non-cash stock compensation expense and unusual items, was substantially improved to $0.9 million, or 27% of revenue. For the quarter, Adjusted EBITDA improved $1.5 million over prior-year period and $0.8 million over the trailing fourth quarter due primarily to the Company’s innovative technology coupled with the improving oil & gas industry. The Company believes that when used in conjunction with measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), Adjusted EBITDA, which is a non-GAAP measure, helps in the understanding of its operating performance. (1)See the attached tables for important disclosures regarding SDP’s use of adjusted EBITDA, as well as a reconciliation of net loss to adjusted EBITDA.

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

Balance Sheet and Liquidity

Cash and equivalents was $1.0 million at March 31, 2017, down from $2.2 million at the end of 2016. Cash used in operations was $0.8 million, more than the $0.3 million in the prior-year period. The higher requirement for cash was mostly related to an increase in accounts receivable. Accounts receivable were up $1.6 million due to the increase in sales and timing of receipts.

Total debt at the end of the quarter was $14.0 million, down $2.7 million, or 16%, compared with $16.7 million at December 31, 2016.

Proceeds of $2.5 million from the sale of non-core real estate property on February 9, 2017, were used for the repayment of related borrowings. The property was purchased in a related-party transaction by Superior Auto Body and Paint, LLC (“SABP”), an entity in which the Meiers have a direct ownership interest.

During the quarter, the Company had capital expenditures of $133 thousand, primarily related to the conversion from lease to own for machining centers.

Financial estimates for 2017:

Revenue:	Approximately $12.0 to $13.0 million

Operating margin, excluding amortization:	9% to 11%

Depreciation:	$1.3 to $1.4 million

Amortization:	Approximately $2.4 million

Interest Expense:	Approximately $950 thousand

Capital Expenditures:	Approximately $350 thousand

Webcast and Conference Call

The Company will host a conference call and live webcast today at 10:00 am MT (12:00 pm ET) to review the financial and operating results for the quarter and discuss its corporate strategy and outlook. The discussion will be accompanied by a slide presentation that will be made available immediately prior to the conference call on SDP’s website at www.sdpi.com/events. A question-and-answer session will follow the formal presentation.

The conference call can be accessed by calling (201) 689-8470. Alternatively, the webcast can be monitored at www.sdpi.com/events.

A telephonic replay will be available from 1:00 p.m. MT (3:00 p.m. ET) the day of the teleconference until Friday, May 19, 2017. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13659694, or access the webcast replay at www.sdpi.com, where a transcript will be posted once available.

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

About Superior Drilling Products, Inc.

Superior Drilling Products, Inc. is an innovative, cutting-edge drilling tool technology company providing cost saving solutions that drive production efficiencies for the oil and natural gas drilling industry. The Company designs, manufactures, repairs and sells drilling tools. SDP drilling solutions include the patented Drill-N-Ream® well bore conditioning tool and the patented StriderTM oscillation system technology. In addition, SDP is a manufacturer and refurbisher of PDC (polycrystalline diamond compact) drill bits for a leading oil field services company. SDP operates a state-of-the-art drill tool fabrication facility, where it manufactures its solutions for the drilling industry, as well as customers’ custom products. The Company’s strategy for growth is to leverage its expertise in drill tool technology and innovative, precision machining in order to broaden its product offerings and solutions for the oil and gas industry.

Additional information about the Company can be found at: www.sdpi.com.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements and information that are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than statements of historical fact included in this release, regarding our strategy, future operations, financial position, estimated revenue and losses, projected costs, prospects, plans and objectives of management, are forward-looking statements. The use of words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project”, “forecast,” “should” or “plan, and similar expressions are intended to identify forward-looking statements, although not all forward -looking statements contain such identifying words. Certain statements in this release may constitute forward-looking statements, including statements regarding the Company’s financial position, market success with specialized tools, effectiveness of its sales efforts, success at developing future tools, and the Company’s effectiveness at executing its business strategy and plans. These statements reflect the beliefs and expectations of the Company and are subject to risks and uncertainties that may cause actual results to differ materially. These risks and uncertainties include, among other factors, our business strategy and prospects for growth; our cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of capital expenditures; the availability and terms of capital; competition and government regulations; and general economic conditions. These and other factors could adversely affect the outcome and financial effects of the Company’s plans and described herein.

For more information, contact investor relations:

Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

Superior Drilling Products, Inc.

Consolidated Statements of Operations
(unaudited)

	For the Three Months
	Ended March 31,
	2017	2016

Revenue	$3,369,612	$1,444,626

Operating cost and expenses
Cost of revenue	1,180,733	1,020,614
Selling, general, and administrative expenses	1,497,517	1,290,606
Depreciation and amortization expense	938,022	1,234,424
Total operating costs and expenses	3,616,272	3,545,644

Operating loss	(246,660)	(2,101,018)

Other income (expense)
Interest income	81,859	78,368
Interest expense	(259,025)	(363,468)
Other income	43,669	56,726
Gain (loss) on sale of assets	(5,828)	86,852
Total other income (expense)	(139,325)	(141,522)

Net loss	$(385,985)	$(2,242,540)

Basic loss per common share	$(0.02)	$(0.13)

Basic weighted average common shares outstanding	24,196,299	17,459,605

Diluted loss per common share	$(0.02)	$(0.13)

Diluted weighted average common shares outstanding	24,196,299	17,459,605

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

Superior Drilling Products, Inc.

Consolidated Balance Sheet

	March 31, 2017	December 31, 2016
	(unaudited)
Assets
Current assets:
Cash	$1,029,844	$2,241,902
Accounts receivable, net	2,655,813	1,038,664
Prepaid expenses	79,621	76,175
Inventories	1,351,655	1,167,692
Assets held for sale	-	2,490,000
Other current assets	63,381	13,598
Total current assets	5,180,314	7,028,031

Property, plant and equipment, net	8,875,601	9,068,359
Intangible assets, net	$7,967,778	$8,579,444
Related party note receivable	7,746,717	8,296,717
Other noncurrent assets	15,954	15,954
Total assets	$29,786,364	$32,988,505

Liabilities and Owners’ Equity
Current liabilities:
Accounts payable	$1,432,582	$1,066,514
Accrued expenses	365,261	449,004
Capital lease obligation	157,005	217,302
Related party debt	222,499	272,215
Current portion of long-term debt, net of discounts	1,418,480	2,905,681
Total current liabilities	3,595,827	4,910,716

Other long term liability	253,167	820,657
Long-term debt, less current portion, net of discounts	12,179,541	13,288,702
Total liabilities	16,028,539	19,020,075

Stockholders’ equity
Common stock (17,459,605 and 23,961,631)	24,197	24,120
Additional paid-in-capital	38,470,735	38,295,428
Accumulated deficit	(24,737,103)	(24,351,118)
Total stockholders’ equity	13,757,829	13,968,430
Total liabilities and owners’ equity	$29,786,364	$32,988,505

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

Superior Drilling Products, Inc.

Consolidated Statements of Cash Flows
(unaudited)

	March 31, 2017	March 31, 2016
Cash Flows From Operating Activities
Net loss	$(385,985)	$(2,242,540)
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	938,022	1,246,880
Amortization of debt discount	20,452	34,884
Share - based compensation expense	175,380	257,309
(Gain) Loss on sale of assets	5,828	(86,852)
Changes in operating assets and liabilities:
Accounts receivable	(1,617,149)	1,030,050
Inventories	(183,963)	(67,969)
Prepaid expenses and other noncurrent current assets	(53,229)	(86,115)
Accounts payable and accrued expenses	282,329	(430,964)
Other long-term liabilities	(17,490)	-
Net Cash Used In Operating Activities	(835,805)	(345,317)

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(132,583)	(145,791)
Proceeds from sale of fixed assets	2,483,158	-
Market value loss
Net Cash Used In Investing Activities	2,350,575	(145,791)
	-
Cash Flows From Financing Activities
Principal payments on debt	(2,616,815)	(915,125)
Principal payments on related party debt	(49,716)	(44,661)
Principal payments on capital lease obligations	(60,297)	(79,231)
Proceeds received from debt borrowings	-	1,000,000
Proceeds from sale of subsidiary	-	50,700
Proceeds from payments on related party note receivable	-	5,633
Debt Issuance Costs	-	(56,188)
Net Cash Used by Financing Activities	(2,726,828)	(38,872)

Net Decrease in Cash	(1,212,058)	(529,980)
Cash at Beginning of Period	2,241,902	1,297,002
Cash at End of Period	$1,029,844	$767,022

Supplemental information:
Cash paid for interest	$295,910	$536,315
Non-cash payment of other long term liability by offsetting related party note receivable	$550,000	$-

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Superior Drilling Products, Inc. First Quarter 2017 Revenue More than Doubles to $3.4 million
May 12, 2017

Superior Drilling Products, Inc.

Adjusted EBITDA(1) Reconciliation
(unaudited)

	Three Months Ended
	March 31, 2017	December 31, 2016	March 31, 2016

GAAP net loss	$(385,985)	$(2,595,946)	$(2,242,540)
Add back:
Depreciation and amortization	938,022	912,034	1,234,424
Impairment of property, plant and equipment	-	840,380	-
Interest expense, net	177,166	433,225	285,100
Share-based compensation	175,380	249,411	257,309
Impairment of inventories	-	210,475	-
(Gain) loss on sale of assets	5,828	17,841	(86,852)
Non-GAAP adjusted EBITDA(1)	$910,411	$67,420	$(552,559)

GAAP Revenue	$3,369,612	$2,332,659	$1,444,626
Non-GAAP EBITDA Margin	27.0%	2.9%	-38.2%

(1) Adjusted EBITDA represents net income adjusted for income taxes, interest, depreciation and amortization and other items as noted in the reconciliation table. The Company believes Adjusted EBITDA is an important supplemental measure of operating performance and uses it to assess performance and inform operating decisions. However, Adjusted EBITDA is not a GAAP financial measure. The Company’s calculation of Adjusted EBITDA should not be used as a substitute for GAAP measures of performance, including net cash provided by operations, operating income and net income. The Company’s method of calculating Adjusted EBITDA may vary substantially from the methods used by other companies and investors are cautioned not to rely unduly on it.

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